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                                                                     EXHIBIT 5.1

                   [Letterhead of Tsunematsu Yanase & Sekine]


                                                                January 29, 1998


Sony Corporation
7-35, Kitashinagawa 6-chome,
Shinagawa-ku, Tokyo 141-0001
Japan


                                SONY CORPORATION
             U.S.$1,000,000,000 Aggregate Principal Amount of Notes


Dear Sirs:

         In connection with the Registration Statement ("Registration Statement") on Form F-3 relating to U.S.$1,000,000,000 aggregate principal amount of Notes (the "Securities") of Sony Corporation (the "Company"), we have been requested to provide our opinion to be filed as an exhibit to the said Registration Statement.

         For the purpose of this opinion, we have reviewed the form of the Indenture to be filed as Exhibit 4.1 to the said Registration Statement under which the Securities are proposed to be issued (the "Indenture"), the Articles of Incorporation and the Regulations of the Board of Directors of the Company, the resolutions adopted by the Board of Directors of the Company with respect to the proposed issue and sale of the Securities and such other documents and such questions of law as we have deemed necessary or advisable, and, on the basis of such review, we are of the opinion that when the Indenture has been executed and delivered and the Securities issued and sold as contemplated by the above-mentioned resolutions, the Securities will be valid and binding obligaitons of the Company under Japanese law, subject to bankruptcy, insolvency, reorganization, composition and similar laws of general applicability relating to or affecting creditors' rights.

         The foregoing opinion is limited to the laws of Japan and we are expressing no opinon as to the matters of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the said Registration Statement.



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         We also consent to the references made to us in the captions
"Enforcement of Civil Liabilities", "Taxation-Japanese Taxation" and "Validity of Notes" and paragraph 10 under the caption "General Information" in the Prospectus forming a part of the said Registration Statement.

                                    Yours very truly,

                                    TSUNEMATSU YANASE & SEKINE


                                            /s/ Ken Tsunematsu
                                    ------------------------------------
                                            Ken Tsunematsu


                                            /s/ Ichiro Oya
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                                            Ichiro Oya


                                            /s/ Masaki Konishi
                                    ------------------------------------
                                            Masaki Konishi